Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Huntington Bancshares Incorporated and management’s report on the effectiveness of internal control over financial reporting dated February 14, 2006, incorporated by reference in the Annual Report on Form 10-K/A of Huntington Bancshares Incorporated for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Columbus, Ohio

August 15, 2006